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                                                       CANADA BUSINESS
                                                      CORPORATIONS ACT

                                                           FORM 7

                                             RESTATED ARTICLES OF INCORPORATION
                                                        (SECTION 180)

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1. -     Name of corporation                              Corporation No.

         E-CRUITER.COM INC.                               326278-2
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2. -     The place in Canada where the registered office is to be situated

         Regional Municipality of Ottawa-Carleton
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3. -     The classes and any maximum number of shares that the Corporation is authorized to issue

         an unlimited number of Common Shares which shall have attached thereto the rights, restrictions, conditions and limitations set out in Schedule "A" attached hereto.


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4. -     Restrictions, if any, on share transfers

         None

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5. -     Number (or minimum and maximum number) of directors

         Minimum 1, maximum 9.
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6. -     Restrictions, if any, on business the corporation may carry on

         None
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7. -     Other provisions, if any

         7.1 Without in any way restricting the powers of the Corporation, the board of directors may from time to time and without authorization of the shareholders:

                  7.1.1    borrow money on the credit of the Corporation;

                  7.1.2 issue, reissue, sell or pledge debt obligations of the Corporation;


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                                                         2


                  7.1.3 give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

                  7.1.4 mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

         7.2 The board of directors may from time to time delegate any or all of the foregoing powers to such officers or directors of the Corporation to such extent and in such manner as the board of directors may from time to time determine.

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The foregoing restated articles of incorporation correctly set out, without substantive change, the corresponding provisions of the articles of incorporation as amended and supersede the original articles of incorporation.


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Signature                                                      Date


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Title
President


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FOR DEPARTMENTAL USE ONLY                   Filed




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                                  SCHEDULE "A"

The Common Shares of the Corporation shall have attached thereto the following rights, restrictions, conditions and limitations:


1.       Voting

         The holders of the Common Shares shall be entitled to receive notice of and to attend and shall be entitled to one (1) vote at any meeting of the shareholders of the Corporation for each Common Share held, except meetings at which only holders of a specified class of shares are entitled to vote.

2.       Dividends

         The holders of the Common Shares shall be entitled to receive non-cumulative dividends as and when the directors shall in their discretion declare dividends on the Common Shares and pay the same. The directors may declare and pay dividends on the Common Shares to the exclusion of any other class of shares.

3.       Dissolution

         Subject to the rights of the holders of shares ranking prior to or on a parity with the Common Shares, the holders of the Common Shares shall be entitled to receive the remaining property of the Corporation in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs.